INVESTOR PRESENTATION
MARCH 2020



Ashton Bellevue
and TEN20
Elements
Elements
Brio
Bellevue, WA



The Slade at Channelside | Tampa, FL



The Arbory | Portland, OR

UDR, Inc. (NYSE: UDR) has a demonstrated history of successfully managing, buying, selling, developing and redeveloping attractive multifamily real estate properties in a variety of U.S. markets.

- S&P 500 Company
- ~$21.4 Billion Enterprise Value
- 2020 Annualized Dividend of $1.44; ~2.9% yield as of February 25, 2020

Chief Financial Officer:
Joe Fisher | 720-283-6139

Investor Relations:
Trent Trujillo | 720-283-6135

TABLE OF CONTENTS



Lodge at Ames Pond | Tewksbury, MA – MetLife Transaction



Strata | San Diego, CA – MetLife Transaction

UDR is a multifamily REIT that owns, operates, develops and redevelops a diversified portfolio of apartment homes across top-tier U.S. markets. Our primary goals are to consistently generate **strong total shareholder return ("TSR")** while **considering our stakeholders and the environments we operate in**.

UDR AT A GLANCE(1)

Established: 1972	S&P 500 Company	Investment Grade Rated	Size: Top-25 REIT	Ent. Value(2): $21.4B
Markets: 20	Homes: 51,294	Avg. SS Rent: $2,200	A/B Mix: ~60/40%	Urban/Suburb. Mix: ~40/60%

Dev. Pipeline(2): ~1% of EV, 25% funded	189 Consecutive Qtrs Paying a Dividend	Dividend Yield(2): 2.9%
3-Yr. Avg. Ann. TSR(2): 15%	5-Yr. Avg. Ann. TSR(2): 13%	10-Yr. Avg. Ann. TSR(2): 16%

UDR'S MARKET COMPOSITION(1)



> 5.0% of Total NOI
2.5%-5.0% Total NOI
< 2.5% Total NOI
Seattle
Portland
San Francisco Bay Area
Monterey Peninsula
Los Angeles
Orange County
Other S. CA – Inland Empire / San Diego
West Coast:
42% of Total NOI
Development(2): $117M
Denver
Dallas
Austin
Southwest:
6% of Total NOI
Development(2): $162M
Nashville
Orlando
Tampa
Other FL – West Palm Beach
Southeast:
11% of Total NOI
Boston
New York
Philadelphia
Baltimore
Metro Washington, D.C.
Richmond
Northeast:
21% of Total NOI
Mid-Atlantic:
20% of Total NOI

(1) As of December 31, 2019, except otherwise noted. Development includes wholly-owned homes. NOI totals may not add to 100% due to rounding.
(2) As of February 25, 2020.
Source: Company documents.

RECENT NEWS AND 2020 OUTLOOK

UDR's Primary Goal is to Produce Strong Total Shareholder Return

Strong and Active Start to 2020:

- YTD blended lease rate growth of 2.8%, +50 bps above 4Q19
- YTD occupancy of 96.9% (+20 bps YOY)
- Acquired Slade at Channelside (Tampa, FL) for $85 million
- Exercised purchase option to acquire the Arbory (Portland, OR) for $54 million
- DCP investment in Thousand Oaks (CA) for $20 million at 9% yield plus participation
- $1.9 billion of 2019/YTD 2020 acquisitions performing ahead of underwriting (estimated $0.03-$0.04/sh FFOA accretion in 2020)

Robust 2020 Guidance:

- 2020 growth expectations at the midpoint exceed peer group medians(1):



6%
5%
4%
3%
2%
1%
#2 of 7 peers
5.8%
4.7%
#3 of 7
5.1%
4.9%
#3 of 7
3.2%
3.2%
#2 of 7
2.6%
2.9%
#3 of 7
3.4%
3.2%
FFOA/sh
Dividend/sh
SS Rev/sh
SS Exp/sh
SS NOI/sh
UDR
Peer Median

Using Technology to Embrace the Future:

- **Next Generation Operating Platform** is projected to expand controllable operating margin(2) by 150-200 bps by 2022 **($15-$20 million incremental run-rate NOI)**
  - To date have achieved 25% of original underwritten NOI improvement
  - Controllable margin +60 bps since 2Q18 (baseline for implementation)
  - Resident satisfaction Net Promoter Scores ("NPS") ↑ 15% since 2Q18
  - Controllable expense growth +0.3% on average in '18/'19 (vs. +1.8% peer avg.)
- **Utilize Predictive Analytics** to enhance market selection and capital allocation

Balance Sheet Strength:

- Debt-to-Enterprise Value of 25%
- Recently issued $200 million of unsecured, 10-year debt at an interest rate of 2.5%
- In October, issued first ESG-friendly Green Bond ($300 million of 15-year debt at a 3.1% interest rate)
- Accretively prepaid $700 million of unsecured debt (4.2% wtd. avg. interest rate) in 2019 with debt issued at a wtd. avg. 3.2% interest rate
- Extended wtd. avg. duration to over 7 years at YE 2019 (vs. 5.8 years at YE 2018)
- Only 3% of aggregate debt matures over next three years (excluding Commercial Paper)

(1) Peer median includes AIV, AVB, CPT, EQR, ESS and MAA.
(2) Includes personnel, utilities, repair and maintenance and administrative and marketing costs.
Source: Company documents.

UDR's Value Proposition

✓ **Strong Earnings, Dividend and NAV per Share Growth have contributed to robust <u>Total Shareholder Return</u> over time, driven by…** Page 6

1 Operating Excellence:

- Next Generation Operating Platform has enhanced, and is expected to continue to enhance, our performance Pages 9-10
- Better same-store NOI growth and more market "wins" (i.e., highest revenue growth) over time versus peers Page 11

2 Accretive Capital Allocation:

- History of listening to cost of capital signals over time Page 15
- History of pivoting to/accretively investing in best risk-adjusted return opportunities across a multitude of growth options Pages 14-15
- Can invest at market prices and derive above-market returns Page 16

3 Portfolio Composition: Page 17

- Appeals to a wide variety of renters
- Creates more diverse opportunities to implement best-in-class operations and capital allocation platforms
- Predictive analytics helps to guide market selection

4 Balance Sheet Strength: Page 18

- Investment grade with well-laddered maturity schedule and access to a wide variety of capital sources

5 Strong, Innovative Culture with a Focus on Sustainability Page 19

- High employee engagement and resident satisfaction
- Significant focus on ESG-related actions and reporting

WHY UDR?

Our same-store NOI, FFO as Adjusted, dividend and NAV per share growth rates compare favorably versus peer-median growth rates over the past six plus years...


UDR Per Share Growth Rates (indexed at 100 at YE 2013)(1)
SS NOI
FFO as Adj./sh Growth
Dividend/sh Growth
NAV/sh Growth
4.7% UDR SS NOI CAGR vs. Peer Med. of 4.0%
6.7% FFO as Adj./sh CAGR vs. Peer Med. of 5.3%
6.3% Dividend/sh growth CAGR vs. Peer Med. of 6.3%
8.1% NAV/sh CAGR vs. Peer Med. of 8.9%
160
157
153
138
180
170
160
150
140
130
120
110
100
2013
2014
2015
2016
2017
2018
2019
2020E

...and have driven robust relative total shareholder return.


Total Shareholder Return (indexed at 100 at YE 2013)(2)
UDR
NAREIT Apart Index
NAREIT Equity Index2
S&P 500
17.3% UDR TSR CAGR
15.6% Nareit Apartment Index TSR CAGR
11.7% S&P 500 Index TSR CAGR
11.3% Nareit Equity Index TSR CAGR
267
245
198
194
290
270
250
230
210
190
170
150
130
110
90
2013
2014
2015
2016
2017
2018
2019

(1) 2020 estimates represent mid-points of UDR's and peers' guidance.
(2) Data as of February 25, 2020.
Source: Company and peer documents and forecasts, Nareit and Factset.



Key Business Areas



The Residences at Pacific City | Huntington Beach, CA

OPERATING EXCELLENCE

Creating Value Through Operations

Better than peer long-term same-store NOI growth…

2010-2019 NOI Growth CAGR


UDR
4.6%
Peer Median
4.2%

With lower NOI volatility (i.e., risk)…

2010-2019 NOI Volatility[(1)]


UDR
0.5
Peer Median
0.6

1 Next Generation Operating Platform:

Pages 9-10

- Differentiated approach to how UDR interacts with customers
- Has, and is expected to, drive efficiencies throughout our cost structure via centralization/outsourcing of tasks and self-service
- Success measured through controllable margin expansion and improving customer satisfaction/employee engagement
- Data science advances are expected to drive revenue and margin growth beyond 2020
- **$15-$20M in incremental run-rate NOI by 2022; $350-$450M in additional shareholder value expected**

2 Strong Blocking and Tackling:

Page 11

- UDR generates more market "wins" (i.e., generating the best same-store revenue growth in a market) than peers over time
- Since 2014, UDR's same-store NOI growth without operating initiatives is comparable to peer growth including their initiatives

3 History of Value Creating Operating Initiatives:

Page 11

- Monetizing real estate beyond leasing apartments
- **$32M in incremental run-rate NOI created since 2014; $640-$715M in additional estimated shareholder value**

(1) Calculated as Coefficient of Variation of NOI growth rates from 2010-2019.
Source: Company and peer documents.

UDR's **Next Generation Operating Platform** is expected to continue to fundamentally change how we interact with our residents and conduct our business. Current and prospective residents want to interact with us on their schedule. Self-service is good service and has been adopted by many customer centric businesses (e.g. banking, airline, and hotel apps, etc.).

2018-2020: The Basics



- Centralize certain administrative/sales functions and outsource the majority of maintenance tasks
- SmartHome Technology investments including smart locks, thermostats, light switches, and water leak detectors (~33K installations completed to-date)



72



What is UDR's Next Generation Operating Platform?

2020-2021: Self-Service

- Smart device and app enabled self-touring for prospective residents
- Smart device enabled self-service for current residents (e.g., add a pet to a lease, serve a notice to vacate, request maintenance, etc.)



27 Seventy Five Mesa Verde
Property photos
Community amenities
Leasing info
TEXT US
CALL US
01 : 00 : 00
PROCEED TO CHECK-OUT

2020 and Beyond: Data Science

- "Google-izing" UDR's data to optimize revenue and expense growth
- Using AI and machine learning to unlock new insights and interact with customers
- Presenting data spatially through "heatmaps" to drive performance



ALAFAYA WOODS



Source: Company documents.

What Do Investors Get From Our Next Generation Operating Platform?

1 A far more efficient company…

TTM SS Controllable NOI per Employee ($000s)(1)


$750
$700
$650
$600
$550
$607
$736
21% expansion since 2Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19

2 …that requires fewer employees, but provides better service to our residents…

- Site-level employee count ↓ 18%+ through natural attrition since 2Q18
- Resident Satisfaction/NPS(2) ↑ 15% to 34.1
- Self service is an everyday expectation

3 …which should continue to drive resident turnover lower, further reducing same-store controllable expenses…

TTM SS Turnover(1)


50.0%
49.8%
49.6%
49.4%
20 bps lower since 2Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19

TTM SS Controllable Expense Growth(1)


101
100
99
98
Slightly negative growth since 2Q18 on a per home basis
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19

4 …all of which is expected to drive same-store controllable margin expansion and value creation.

TTM SS Controllable Op. Margin(1)


85.7%
84.7%
83.7%
60+ bps expansion since 2Q18
150-200 bps of expansion forecasted by YE 2021
2018
2019
2020E
2021E

=

$350-$450M in Shareholder Value

(1) TTM equals trailing twelve months.
(2) Net Promoter Scores measure our customers' loyalty on a -100 to +100 scale.
Source: Company documents.

Outsized "market wins[1]" illustrate our ability to consistently outperform peers at the market-level over time and better represent our operating abilities, as they are agnostic to geographic portfolio concentrations.

UDR has, on average, **generated the highest SS revenue growth in 20% more markets than peers[2]** since 2008.


UDR
Peer Avg.
60%
50%
40%
30%
20%
10%
0%
49%
44%
34%
29%
31%
40%
32%
21%
38%
48%
50%
35%
16%
16%
14%
22%
18%
13%
20%
20%
16%
16%
16%
24%
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019

Since UDR's initial margin enhancing operating initiatives were put into place in 2014, our same-store NOI growth has compared well versus the peer group; generating **$640-$715M** in incremental value for our shareholders over the past six years.

Blocking and Tackling

UDR avg. SS NOI growth **without** margin-enhancing initiatives is similar to peer median growth **with** initiatives:

4.0% (UDR) vs. 4.2% (Peer Median)

Innovation

Better-than-peer median growth **after adding** margin-enhancing initiatives (+95 bps annually):

4.9% (UDR) vs. 4.2% (Peer Median)

UDR vs. Peer Median[3] SS NOI Growth


Peer Median
UDR
95 bps in annual avg. additional NOI growth from initiatives.
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
4.2%
4.9%
4.0%
2014-2019

(1) Winning a market is defined as ranking first among MF peers in year-over-year same-store revenue growth in a UDR market during a quarter.
(2) Peer average includes large publically traded apartment REITs. As measured from 2008–2019.
(3) Peer median includes AIV, AVB, CPT, EQR, ESS and MAA.
Source: Company and peer documents.

UDR's Operational Value Proposition in Action

UDR creates a significant amount of value through its operations platform, expertise, and culture. Our relative NOI growth outperformance in Orlando over time (shown below) serves as an illustrative example of what our operating teams can accomplish when our **best-in-class blocking and tackling, historical initiative implementation, and Next Generation Operating Platform combine to drive value creation**. Since 2014, our relative same-store NOI growth in Orlando has outpaced peers by ~160 bps annually.

Orlando Same-Store NOI Growth CAGR (2014-2019)


UDR
7.1%
Peer Average
5.5%

The drivers of this outperformance are varied, but all are **replicable** and representative of **competitive advantages** available to UDR in many of our markets.

Orlando Same-Store NOI Growth Build-Up (2014-2019)


UDR Annual NOI Growth
7.1%
Market Growth
5.8%
Historical Ops Initiatives (1)
1.0%
NextGen Platform (2)
Our Next Generation Operating Platform's contribution to same-store NOI growth is expected to accelerate in 2020 and beyond.
0.4%

(1) Includes parking optimization, view and location premiums, short-term furnished rentals, etc.
(2) Includes centralization and outsourcing of certain functions (e.g., unit turnover). Future initiatives include self-service and utilization of data science.
Source: Company and peer documents.

Creating Value Through Capital Allocation

1 Expertise in a Wide Variety of Investment Opportunities
Page 14

- Acquisitions; development; Developer Capital Program (mezz/pref lending platform; "DCP"); redevelopment; operating platform; revenue-enhancing capital expenditures

2 Disciplined Approach to External Growth
Page 15

- Strong track record of heeding cost of capital signals sent by the public market
- History of willingness and ability to quickly pivot to growth opportunities with the best risk-adjusted return
- Regimented approach to capital allocation (i.e., accretive to near-term FFO and long-term growth, must have operating upside, leverage neutral, match-funded, etc.)

3 Invest at Market Prices and Derive Above-Market Returns
Page 16

Our disciplined investment process has historically created significant value for our shareholders.

2014-YTD 2020 Investments and Value Creation



Value Created ($M)
Acquisitions
Development
$165
$645
$1,000
$1,500
$2,000
$2,500
$3,000
$3,500
$4,000
Cost
Est. Market Growth
Est. Value Created in Excess of Est. Market Growth

DCP

Life-to-Date Committed Capital: $638M

↓

Life-To-Date Income Realized: $81M

↓

Wtd. Avg. IRR on 5 Acquired Communities: 12.6%

Source: Company and peer documents.

ACCRETIVE CAPITAL ALLOCATION

Our ability to adapt and pivot our investment focus toward opportunities that generate the highest risk-adjusted IRR and which can be funded accretively is central to UDR's capital allocation strategy. We have a full suite of options including:

ONE-OFF/PORTFOLIO ACQS.



One William | Englewood, NJ

- Complete complicated portfolio acquisitions or value-add one-offs.
- 2019/YTD 2020, acquired 23 operating assets for $1.9B.

DEVELOPMENT



345 Harrison Street | Boston, MA

- Ground up wholly-owned or JV development.
- $279M pipeline; 25% funded.
- Future dev. in Washington, D.C., and Dallas.

DEVELOPER CAPITAL PROGRAM


CITYLINE

CityLine I | Seattle, WA

- Provide capital to third-party developers for assets in markets we want to expand in.
- ~$374M of committed capital to 10 projects; ~93% funded.

REDEVELOPMENT



View 34 Lobby | New York, NY

- Redevelopment, densification and unit additions.
- 10 Hanover Square (NYC) and Garrison Square (Boston) to be redev'd in '19-'21 for $36M.

OPERATING PLATFORM



SmartHome Technology Package

- $30-$40M est. spend in '19/'20 on SmartHome technologies.
- $25-$35M est. spend in '19-'21 on Operating Platform enhancements.

NOI-ENHANCING CAP EX



Tierra Del Rey Bathroom Remodel | L.A., CA

- Freshen up communities when IRRs meet internal hurdles.
- Spend $40-$45M annually.

Source: Company documents.

ACCRETIVE CAPITAL ALLOCATION

UDR has a strong track record of heeding cost of capital growth signals from the public market, as exhibited by our disciplined use of equity issuances versus dispositions to fund our external growth over time.

Capital Allocation During the Apartment Cycle ($M)


UDR Prem./(Disc.) to NAV (lt. axis)
Net Acquisitions (rt. axis)
40%
30%
20%
10%
0%
(10)%
(20)%
(30)%
(40)%
$2,000
$1,500
$1,000
$500
$0
($500)
($1,000)
($1,500)
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
Issue equity at a premium to NAV and grow when appropriate
Sell assets to fund growth when equity trades at a discount to NAV

UDR has access to a wide variety of capital sources, through which we fund the best risk-adjusted growth opportunities available to us.

UDR'S CAPITAL SOURCES


Priced
Not Attractively
Attractively
Source in Size
Yes
No
Asset Dispositions
Unsecured Debt
Common Equity
Secured Debt
JV Capital
Line of Credit
Commercial Paper
Preferred Equity

UDR'S CAPITAL USES


Risk-Adjusted Return
Low
High
Investment Opportunity
Large
Small
Acquisitions
Development
Developer Capital Program
Redevelopment
Stock Buybacks
NOI-Enhancing Cap Ex
Operating Platform

Source: Company documents and FactSet.

The Commons at Windsor Gardens – Yield Expansion

UDR has demonstrated a **competitive advantage** through our **repeatable ability to invest at market pricing and derive above-market returns**.

The Commons at Windsor Gardens, a $270M suburban Boston acquisition completed in 2019, serves as a representative case study of our ability to generate above-market growth and returns through many of our value creation mechanisms which include: (1) targeted cap ex investment (2) historical operating growth initiatives, (3) our Next Generation Operating Platform, and (4) predictive analytics. Starting with a TTM yield of 4.83% at acquisition, we expect Commons' yield to expand to 5.75% by year 3.


TTM
Year 1
Year 3
Not Underwritten
Anticipated Yield Expansion
4.83%
5.75%
Market Growth (3% Annual)
0.43%
Cap Ex Investment (1)
0.16%
Historical Ops Initiatives (2)
0.23%
NextGen Platform (3)
0.12%
TBD
Predictive Analytics (4)
TBD
$30-$35m value creation
(11-13% of purchase price)
We expect to achieve additional yield expansion from our Next Generation Operating Platform as self-service and data science are fully implemented in 2020 and beyond.

The Commons at Windsor Gardens | Norwood, MA



(1) Includes unit interior (K&Bs) and common area upgrades.
(2) Includes parking optimization, view and location premiums, short-term furnished rentals, etc.
(3) Includes centralization and outsourcing of certain functions (e.g., unit turnover). Future initiatives include self-service and utilization of data science.
(4) Representative of expected enhanced market growth through predictive analytics framework utilized in market selection process.
Source: Company documents.

Our diversified portfolio, as defined by geographic mix, price point and location within markets, is a differentiating factor versus peers, appeals to a wide renter and investor audience and lessens volatility in long-term same-store growth. **Predictive analytics is expected to provide a competitive advantage and serves as a primary tool for market selection.**

UDR's Diversified Portfolio[1]

Markets: 20	**Communities:** 166	**Total Homes:** 51,294	**SS Homes:** 38,177
A/B Quality: ~60%/40%		**Urban/Suburban Mix:** ~40%/60%	


Portfolio-Wide Rental Rate Differential(1,2)
100%
80%
60%
40%
20%
More Diversified
Less Diversified
40%
50%
60%
70%
80%
90%
100%
% of SS Revenue in Five Largest Markets(1)
UDR
Peers
Peer Avg.(1)

UDR Diversification in Major Markets[1]

Market	% Total NOI	Urban / Suburb.	A / B-Quality
Wash., D.C.	16.3%		
Orange Cty	13.5%		
SF Bay Area	11.4%		
Boston	10.2%		
New York	9.9%		
Seattle	7.7%		
Los Angeles	4.3%		
Tampa	3.7%		
Dallas	3.5%		
Orlando	3.2%		
Nashville	2.9%		

Urban Suburban A-quality[3] B-quality[3]

(1) Data as of December 31, 2019. Comparative top-5 markets for peer REITs are defined similarly to UDR's market definitions.
(2) Price point differential equals the percentage difference between 1st and 3rd quartile rent levels across each REIT's portfolio.
(3) A-quality is defined as having average community rent > 120% of market average rent. B-Quality = > 80% and < 120%.
Source: Company and peer documents and AxioMetrics.

BALANCE SHEET STRENGTH

Our balance sheet is safe, liquid and flexible. We are comfortable with our credit metrics, maturity profile, three-year liquidity outlook, available LOC capacity and the efficient pricing they provide, which serve as a competitive advantage versus the private market.

4Q 2019 UDR BALANCE SHEET STATS		
Consolidated Debt-to-Enterprise Value	**25%**	Safely investment grade
Consolidated Net Debt-to-EBITDAre	**6.1x**	Artificially high due to MetLife JV transaction; Normalized is 5.8x(1)
Consolidated Fixed Charge Coverage	**4.9x**	
% of NOI Unencumbered	87.5%	
Avg. Debt Duration (Yrs.)	7.1	Well laddered maturity schedule
% of Debt Maturing in Next 3 Yrs.	~9%	
S&P Unsecured Rating	BBB+	Translates into efficient pricing
Moody's Unsecured Rating	Baa1	

Well-Laddered Forward Debt Maturity Schedule ($M)



$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$411
$20
$4
$662
$411
$473
$351
$301
$423
$445
$1,400
Less than 3% of debt maturing through 2022 excluding Commercial Paper/Working Capital
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
Thereafter
Unsecured Debt
Secured Debt
Commercial Paper/Working Capital

(1) Consolidated net debt-to-EBITDAre was artificially high at year-end due to one month of MetLife acquisition EBITDA being included in the calculation against the full debt load of the MetLife properties acquired.

Source: Company documents.

CULTURE AND ESG

UDR's culture is innovative, empowering and rewards success. Reporting on our ESG initiatives increased dramatically during 2019.

Corporate Responsibility

- Participated in Global Real Estate Sustainability Benchmark ("GRESB") in 2019; achieved ESG public disclosure score of "A"
- Classified "Low Risk" by Sustainalytics ESG Risk Rating Report
- Awarded Smart Buildings Innovator of the Year for 2019
- Launched Sustainability website (udr.com/green-living) and published inaugural Corporate Responsibility Report in 2019
- Issued first ESG-friendly Green Bond ($300 million of 15-year debt at a 3.1% interest rate) in October 2019

Transparent and Measurable ESG Targets

- -15% energy consumption between 2015 and 2025
- -10% water consumption intensity between 2015 and 2025
- 10% of common area electric load procured through renewable energy sources by 2025

Associate Engagement

97%	of associates are proud to work for UDR
87%	of associates feel that people from diverse backgrounds can succeed at UDR
84%	of associates feel that UDR is innovative

Resident Satisfaction

+43%	Increase in online reputation scores over the past five years
+15%	Increase in resident loyalty scores (NPS) since 2Q18
-20 bps	Reduction of annualized resident turnover since 2Q18

Source: Company documents.

2020 GUIDANCE[(1)]



Arbors at Lee Vista | Orlando, FL

EARNINGS PER SHARE GUIDANCE	1Q 2020E	FY 2020E
Income/(loss) per wtd. avg. common share, diluted	$0.01 to $0.03	$0.12 to $0.16
FFO per common share and unit, diluted	$0.52 to $0.54	$2.17 to $2.21
FFOA per common share and unit, diluted	$0.53 to $0.55	$2.18 to $2.22
AFFO per common share and unit, diluted	$0.50 to $0.52	$2.01 to $2.05
Annualized Dividend per common share and unit		$1.44

SAME-STORE GUIDANCE		FY 2020E
Revenue growth		2.70% to 3.70%
Expense growth		2.20% to 3.00%
NOI growth		2.90% to 3.90%
Physical occupancy		96.9% to 97.1%

SOURCES OF FUNDS ($M)		FY 2020E
AFFO in excess of dividends		$188 to $201
Debt, LOC draw / paydown and sales proceeds		$395 to $495

USES OF FUNDS ($M)		FY 2020E
Debt maturities incl. of principal amortization		($124)
Development spending and land acquisitions		($200) to ($260)
Redevelopment and other non-recurring		($60) to ($70)
Operating Platform		($20) to ($30)
Developer Capital Program, net		($0) to ($25)
Acquisitions		($140)
NOI-enhancing capex and K&Bs		($40) to ($45)

(1) As of February 25, 2020.
Source: Company documents.



REIT Investment Case and Apartment Demographics/Fundamentals


Crescent Hgts Bl
McCarthy Vista
Wilshire Bl

Vision on Wilshire | Los Angeles, CA

WHY REITS?

The public REIT space is an institutionally accepted asset class with over $1.4T in market cap and has 92 companies with market caps over $3B. REITs have historically served as a strong inflation hedge, have direct exposure to large-scale drivers of the U.S. economy, and have differentiated lease durations, risk profiles and industry exposures.

REIT Basics[1]	Key Driver	Public REIT's >$3B Market Cap	Total Market Cap ($B)	% of R.E. Owned by REITs	Lease Duration	Avg. 2020 FFO Multiple
Apartments	Demographics	**7**	**$145**	**5-10%**	**Short**	**23.0x**
Self-Storage	Demographics	4	69	10%	Short	20.6x
Lodging/Gaming	Business Activity	10	75	5-10%	Short	12.5x
Industrial	E-Commerce	9	123	5-10%	Medium	22.7x
Malls	Consumers	3	55	80%	Long	10.7x
Health Care	Baby Boomers	10	133	No Est.	Long	17.9x
Strip Centers	Consumers	5	58	10%	Long	14.8x
Office	Employment	15	141	5-10%	Long	17.5x
Other[2]	Misc.	29	553	No Est.	Variable	22.4x
Total/Wtd. Avg.		**92**	**$1,352**			**19.6x**
S&P 500						**18.4x**

REITs have come a long way since the early 1990s, growing in both number and prominence....


$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
200
180
160
140
120
100
80
60
40
20
0
179
$1,352
1990
1998
2006
2014
Market Cap ($B, lt. axis)
# of Public REITs (rt. axis)

And, REITs comprise significant weightings across numerous indices, including the S&P 500.


18.0%
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
17%
14%
11%
9%
9%
4%
4%
3%
R2500 Value
R2000 Value
S&P 400
S&P 600
R2000
R3000
R1000
S&P 500

(1) Data as of February 25, 2020.
(2) Other category includes Manufactured Homes, Student Housing, SF Rental, Net Lease, Diversified, Land, Data Centers, Cell Towers and Timber.
Source: Nareit, Evercore ISI, Green Street Advisors, CitiBank and BMO Capital Markets.

Over the past 20 years Equity REITs have generated better relative TSR versus the broader market in over half of the 3-year rolling measurement periods; all while providing investment diversification (low correlation to broader market returns).

Rolling 3-Year Annualized TSR[(1)]


54% of the time, the Nareit Equity Index has outperformed the S&P 500 on a rolling 3-Year TSR basis.
63% YOY TSR correlation between the two datasets since 2000.
30%
20%
10%
0%
(10)%
(20)%
(30)%
Avg. Outperformance: +12%
Avg. Underperformance: (7)%
2000
2002
2004
2006
2008
2010
2012
2014
2016
2018
2020
Equity REIT Underperformance vs. S&P 500
Equity REIT Outperformance vs. S&P 500

Dividend reinvestment has comprised 60-65% of REITs' TSR over the same time period, providing a level of stability and durability to REIT returns that the broader market cannot match.

Avg. Dividend Yield[(1)]


6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
5.0%
1.8%
REIT
S&P 500

Dividend Reinvestment as a % of TSR[(1)]


70%
60%
50%
40%
30%
20%
10%
0%
62%
31%
REIT
S&P 500

(1) Data from January 2000-January 2020.
Source: Nareit and Factset.

WHY APARTMENT REITS?

Apartment REITs have outperformed other REITs and the broader market by a wide margin over the past 20 years. This outperformance has been driven by (1) an ongoing shortage of U.S. housing, (2) better LT NOI growth/lower cap ex than most other REIT sectors, (3) the sector's status as a necessary, non-discretionary expense, and (4) a higher propensity to rent from Millennials/Baby Boomers, the two largest U.S. population cohorts.

Total Shareholder Return (indexed at 100 in January 2000)(1)


NAREIT Equity Apartments Index
NAREIT Equity Index
S&P 500
12.8% Nareit Equity Apartments Index CAGR
11.3% Nareit Equity Index CAGR
6.2% S&P 500 CAGR
Apartment REITs have outperformed over time.
1,108
856
341
1,200
1,000
800
600
400
200
-
2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020

Apartment REITs have also consistently outperformed other REITs over the majority of the 3-year rolling measurement periods over the past 20 years; albeit with relatively minimal diversification benefits versus other REITs.

Rolling 3-Year Annualized TSR(1)

67% of the time, the Nareit Equity Apartments Index has outperformed the Nareit Equity Index on a rolling 3-Year TSR basis. **92% YOY TSR correlation** between the two datasets since 2000.


15%
10%
5%
0%
(5)%
(10)%
(15)%
Avg. Outperformance: +5%
Avg. Underperformance: (4)%
2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020
Apt. REIT Underperformance vs. Equity REITs
Apt. REIT Outperformance vs. Equity REITS

(1) Data from January 2000-January 2020.
Source: Nareit and Factset.

Long-term demographics remain strong for apartments. Domestically born age cohorts <20 years old are, on average, 325K larger than the primary renter cohorts aged 20-34 years. Whether the "population wave" continues unabated is expected to depend on the intensity of foreign born growth as younger cohorts mature.


U.S. Population by Age Cohort (M)
Domestically Born
Foreign Born
The Pig in the Python: Younger age cohorts are sizeable and should continue to grow via immigration, which supports a strong LT trend for renter growth.
24
22
20
18
16
14
12
10
Primary renter cohort
Increasingly important renter cohorts
Years Old: 5-9 10-14 15-19 20-24 25-29 30-34 35-39 40-44 45-49 50-54 55-59 60-64

Propensity to rent is significantly higher across all age cohorts and in many of UDR's largest markets since the previous housing peak in the mid-2000s.


Propensity to Rent by Age Cohort
4Q19 TTM (lt. axis)
Increase Since Peak H.O. Rate (bps, rt. axis)
76.8%
921
871
652
251
59.3%
37.1%
25.9%
80%
70%
60%
50%
40%
30%
20%
10%
1,000
800
600
400
200
0
Years Old: < 25 25-34 35-49 >50


Propensity to Rent by Major UDR MSA
2007
4Q19 TTM
55%
50%
45%
40%
35%
30%
25%
35%
31%
47%
42%
50%
46%
39%
35%
Wash., D.C.
SF Bay Area
NYC
Boston

Source: U.S. Census Bureau.

Cumulative renter household ("HH") formation has outpaced cumulative owner HH formation since the mid-2000s. But the U.S. is not producing enough housing to satisfy overall HH growth. Since 2010, 21% fewer total housing units have been produced than total HH formation over the same period. Single-family affordability has become increasingly strained and forecasts indicate 4.6 million additional apartments are projected to be needed by 2030.


Household Growth by Type (000s)
YOY Owner HH Formation
YOY Renter HH Formation
YOY Total Housing Completions
SF Affordability (rt. axis)
More Affordable
Less Affordable
Owner Nation
Renter Nation
2,200
1,700
1,200
700
200
(300)
(800)
80
70
60
50
40
30
20
10
0
2001
2003
2005
2007
2009
2011
2013
2015
2017
2019

Other impediments to homeownership that are beneficial to rentership include changes in lifestyle preferences, which are long-cycle, and rising student debt balances. Unbundling younger households should also help.



Peak home-buying age ↑ to 33 from 29 in the 1970s.



Avg. age of marriage ↑ to 28 from 22 in the 1970s.



48% of Millennials have zero down payment savings.


Total Student Debt Outstanding ($T, rt. axis)
% of 18-34 Y.O. Living with Parents (lt. axis)
LT Avg. 18-34 Y.O. Living with Parents (lt. axis)
Returning to the LT average of 29% equates to 1.6 million additional households.
32%
27%
$0.4
$1.5
33%
32%
31%
30%
29%
28%
27%
26%
25%
$1.6
$1.4
$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019

Source: U.S. Census Bureau, Green Street Advisors, New York Federal Reserve, National Association of Homebuilders and AxioMetrics.

Similar to long-term demographic drivers of rentership growth, near-term demand drivers such as employment, hours worked and wage growth screen beneficial for apartments; this has been particularly true in UDR's markets over the last seven years.



LTM Employment + Hours + Wage Growth (Total Income Growth)
National
UDR Markets
8%
6%
4%
2%
0%
(2)%
(4)%
4.3%
4.3%
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019

Half of our top-10 markets (by NOI weight) are generating total income growth in excess of (green-colored percentages below) the national average.



Total Income Growth in UDR's Largest Markets
10%
8%
6%
4%
2%
0%
1.0%
4.2%
4.7%
5.6%
4.0%
2.8%
7.9%
7.0%
6.1%
2.7%
4.3%
4.3%
Wash., D.C.
Orange Cty
SF Bay Area
Seattle
NYC
Boston
L.A.
Orlando
Nashville
Tampa
UDR SS Wtd. Avg.
National

Source: U.S. Census Bureau, AxioMetrics, Moody's and Bureau of Labor Statistics. Totals may not equal sum of components due to rounding.

YTD same-store occupancy remains strong at 96.9% and SS blended lease rate growth remains healthy with renewal rate growth continuing to lead new lease rate growth.

	YOY New Lease Rate Growth[1]		YOY Renewal Lease Rate Growth[1]	
	SS QTD 1Q20[2]	SS QTD 1Q19[2]	SS QTD 1Q20[2]	SS QTD 1Q19[2]
Total / SS Wtd. Avg.	**0.0%**	**1.0%**	**5.3%**	**4.9%**

Blended Lease Rate Growth Market Commentary:

- **SF Bay Area and Boston:** Concentrated supply is impacting blended lease rate growth in a variety of submarkets where we own communities.
- **Monterey Peninsula:** AB 1482 has somewhat limited renewal rent growth rates.

	% SS NOI	YOY Blended Rate Growth[1]		Annualized YTD SS Turnover as of February 25th	
Market	4Q19	SS QTD 1Q20[2]	SS QTD 1Q19[2]	YTD 2020	YTD 2019
Washington, D.C.	19.3%	2.5%	2.0%	29.2%	29.7%
Orange County	13.5%	2.0%	1.7%	43.4%	46.9%
San Francisco Bay Area	12.9%	3.1%	4.2%	37.8%	43.0%
Seattle	8.9%	3.2%	2.8%	44.4%	47.5%
New York	6.8%	3.0%	2.9%	13.4%	13.6%
Boston	5.0%	2.5%	4.8%	33.7%	36.5%
Los Angeles	4.4%	4.2%	3.8%	27.3%	33.3%
Orlando	4.1%	0.6%	3.6%	42.3%	42.1%
Monterey Peninsula	3.9%	2.9%	4.4%	38.5%	36.4%
Nashville	3.7%	4.8%	2.5%	40.6%	39.7%
Tampa	3.7%	3.2%	3.3%	43.9%	47.1%
Dallas	3.4%	4.9%	2.6%	38.3%	38.5%
Total / SS Wtd. Avg.	**100.0%**	**2.8%**	**3.0%**	**36.8%**	**38.3%**

(1) Lease rate growth is representative of UDR's historical quarterly SS portfolios and not current same-store pools.
(2) January 1, 2020 through February 25, 2020 or January 1, 2019 through February 25, 2019.
Source: Company documents.

Forward Looking Statements

Certain statements made in this presentation may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates,” “projected” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward looking statements. Such factors include, among other things, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning the availability of capital and the stability of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments and redevelopments, delays in completing lease-ups on schedule or at expected rent and occupancy levels, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning joint ventures and partnerships with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR’s investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR®

Investor Relations Contact:
Trent Trujillo
ttrujillo@udr.com
720.283.6135



UDR Definitions and Reconciliations

March 2020

The Slade at Channelside
Tampa, FL

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds from Operations ("AFFO") attributable to common stockholders and unitholders: The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures on consolidated communities that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO will enable investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income/(loss) (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income/(loss) attributable to common stockholders to AFFO is provided on page A-11 of this presentation.

Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items as Consolidated Interest Coverage Ratio - adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment, plus preferred dividends.

Management considers Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Interest Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Interest Coverage Ratio - adjusted for non-recurring items as Consolidated EBITDAre – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment.

Management considers Consolidated Interest Coverage Ratio - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Interest Coverage Ratio - adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items: The Company defines Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items as total consolidated debt net of cash and cash equivalents divided by annualized Consolidated EBITDAre - adjusted for non-recurring items. Consolidated EBITDAre - adjusted for non-recurring items is defined as EBITDAre excluding the impact of income/(loss) from unconsolidated entities, adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures and other non-recurring items including, but not limited to, casualty-related charges/(recoveries), net of wholly owned communities.

Source: Company documents, Nareit and Green Street Advisors.

Management considers Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income/(loss) and Consolidated EBITDAre - adjusted for non-recurring items is provided on page A-10 of this presentation.

Controllable Expenses: The Company refers to property operating and maintenance expenses as Controllable Expenses.

Controllable Operating Margin: The Company defines Controllable Operating Margin as (i) rental income less Controllable Expenses (ii) divided by rental income.

Management considers Controllable Operating Margin a useful metric as it provides investors with an indicator of the Company's ability to limit the growth of expenses that are within the control of the Company.

Cost of Capital: The cost to a company, such as a REIT, of raising capital in the form of equity (common or preferred stock) or debt. The cost of equity capital generally is considered to include both the dividend yield as well as the expected equity growth either by higher dividends or appreciation in stock price. The cost of debt capital generally is the after-tax interest expense on the debt incurred.

Debt-to-Asset Value: The amount of debt in relation to gross assets.

Debt-to-Enterprise Value: The amount of debt in relation to Enterprise Value.

Management considers Debt-to-Enterprise Value a useful metric for investors as it is a widely recognized measure for evaluating leverage of a public company and presenting Debt-to-Enterprise Value will enable investors to assess our leverage in comparison to other REITs.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Dividend Payout Ratio: Measures the percentage of a REIT's common dividend that is covered by recurring cash flow.

Dividend Yield: A valuation metric typically used to compare dividend return potential. Dividend yield is the expected annual dividend per share as a percentage of the current share price.

DownREIT: A DownREIT is structured much like an UPREIT, but the REIT also owns and operates properties other than its interest in a controlled partnership that owns and operates a separate group of properties.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre): The Company defines EBITDAre as net income/(loss) (computed in accordance GAAP), plus interest expense, including costs associated with debt extinguishment, plus real estate depreciation and amortization, plus other depreciation and amortization, plus (minus) income tax provision/(benefit), net, (minus) plus net gain/(loss) on the sale of depreciable real estate owned, plus impairment write-downs of depreciable real estate, plus the adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre was approved by the Board of Governors of Nareit in September 2017.

Source: Company documents, Nareit and Green Street Advisors.

Management considers EBITDAre a useful metric for investors as it provides an additional indicator of the Company's ability to incur and service debt and will enable investors to assess our performance against that of its peer REITs. EBITDAre should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation between net income/(loss) and EBITDAre is provided on page A-10 of this presentation.

Effective New Lease Rate Growth: The Company defines Effective New Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on new leases commenced during the current quarter.

Management considers Effective New Lease Rate Growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines Effective Renewal Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on renewed leases commenced during the current quarter.

Management considers Effective Renewal Lease Rate Growth a useful metric for investors as it assesses market-level, in-place demand trends.

Enterprise Value: The summation of Equity Market Cap, short-term debt, and long-term debt, net of balances for cash and cash equivalents on a given day.

Management considers Enterprise Value a useful metric for investors as it is a widely recognized measure for calculating the public value of assets.

Equity Market Cap: The market value of all outstanding common stock and equivalents of a company based on the trading price of the common stock on a given day.

Equity REIT: A REIT which owns, or has an "equity interest" in, income-producing real estate (rather than making loans secured by real estate collateral).

Estimated Quarter of Completion: The Company defines Estimated Quarter of Completion of a development or redevelopment project as the date on which construction is expected to be completed, but it does not represent the date of stabilization.

Funds from Operations as Adjusted ("FFO as Adjusted") attributable to common stockholders and unitholders: The Company defines FFO as Adjusted attributable to common stockholders and unitholders as FFO excluding the impact of other non-comparable items including, but not limited to, acquisition-related costs, prepayment costs/benefits associated with early debt retirement, impairment write-downs or gains and losses on sales of real estate or other assets incidental to the main business of the Company and income taxes directly associated with those gains and losses, casualty-related expenses and recoveries, severance costs and legal and other costs.

Source: Company documents, Nareit and Green Street Advisors.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on page A-11 of this presentation.

Funds From Operations ("FFO") attributable to common stockholders and unitholders: The Company defines FFO attributable to common stockholders and unitholders as net income/(loss) attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate related to the main business of the Company or of investments in non-consolidated investees that are directly attributable to decreases in the fair value of depreciable real estate held by the investee, gains and losses from sales of depreciable real estate related to the main business of the Company and income taxes directly associated with those gains and losses, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, and the Company's share of unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002 and restated in November 2018. In the computation of diluted FFO, if OP Units, DownREIT Units, unvested restricted stock, unvested LTIP Units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive, they are included in the diluted share count.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income/(loss) attributable to common stockholders to FFO is provided on page A-11 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Internal Rate of Return ("IRR"): The discount rate that sets estimated discounted cash flows equal to the initial investment.

Joint Venture Reconciliation at UDR's weighted average ownership interest:

In thousands	4Q 2019	YTD 2019
Income/(loss) from unconsolidated entities	$ 118,486	$ 137,873
Management fee	958	4,749
Interest expense	7,984	38,892
Depreciation	12,454	57,954
General and administrative	112	477
West Coast Development JV Preferred Return - Attachment 12(B)	(35)	(520)
Developer Capital Program - Other (excludes Alameda Point Block 11 and Brio)	(5,994)	(20,020)
Other (income)/expense	76	(12)
Unrealized (gain)/loss on unconsolidated investments	101	(4,569)
NOI related to sold properties	(6,632)	(40,498)
(Gain)/loss on sales	(114,897)	(125,407)
Total Joint Venture NOI at UDR's Ownership Interest	$ 12,613	$ 48,919

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating partnership units.

Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent and other revenues less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense which is calculated as 2.875% of property revenue to cover the regional supervision and accounting costs related to consolidated property operations, and land rent.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income attributable to UDR, Inc. to NOI is provided below.

In thousands	4Q 2019	3Q 2019	2Q 2019	1Q 2019	4Q 2018
Net income/(loss) attributable to UDR, Inc.	$ 97,959	$ 27,204	$ 35,619	$ 24,503	$ 82,139
Property management	8,703	8,309	8,006	7,703	7,280
Other operating expenses	2,800	2,751	2,735	5,646	3,952
Real estate depreciation and amortization	143,464	127,391	117,934	112,468	106,469
Interest expense	60,435	42,523	34,417	33,542	38,226
Casualty-related charges/(recoveries), net	1,316	(1,088)	246	-	(243)
General and administrative	14,531	12,197	12,338	12,467	10,955
Tax provision/(benefit), net	2	1,499	125	2,212	70
(Income)/loss from unconsolidated entities	(118,486)	(12,713)	(6,625)	(49)	(36)
Interest income and other (income)/expense, net	(2,406)	(1,875)	(1,310)	(9,813)	(1,660)
Joint venture management and other fees	(2,073)	(6,386)	(2,845)	(2,751)	(2,935)
Other depreciation and amortization	1,713	1,619	1,678	1,656	1,616
(Gain)/loss on sale of real estate owned	-	-	(5,282)	-	(65,897)
Net income/(loss) attributable to noncontrolling interests	7,278	2,218	2,699	2,099	7,476
Total consolidated NOI	$ 215,236	$ 203,649	$ 199,735	$ 189,683	$ 187,412

Nominal Cap Rate: Nominal cap rates represent the expected unleveraged first year yield a property buyer expects to realize on its investment.

NOI Enhancing Capital Expenditures ("Cap Ex"): The Company defines NOI Enhancing Capital Expenditures as expenditures that result in increased income generation or decreased expense growth over time.

Management considers NOI Enhancing Capital Expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues or to decrease expenses.

Non-Mature Communities: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in same-store communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Physical Occupancy: The Company defines Physical Occupancy as the number of occupied homes divided by the total homes available at a community.

Source: Company documents, Nareit and Green Street Advisors.

Proposition 13: In California, an amendment enacted in 1978 that limits the tax rate on real estate. The proposition decreased property taxes by assessing property values at their 1975 value and restricted annual increases of assessed value to an inflation factor, not to exceed 2% per year. It also prohibited reassessment of a new base year except for: (a) a change in ownership, or (b) completion of new construction.

QTD Same-Store Communities: The Company defines QTD Same-Store Communities as those communities Stabilized for five full consecutive quarters. These communities were owned and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

Real Estate Investment Trust Act of 1960: The federal law that authorized REITs. Its purpose was to allow small investors to pool their investments in real estate in order to get the same benefits as might be obtained by direct ownership, while also diversifying their risks and obtaining professional management.

Real Estate Investment Trust ("REIT"): A REIT is a company dedicated to owning and, in most cases, operating income-producing real estate, such as apartments, shopping centers, offices and warehouses. Some REITs also are engaged in financing real estate.

Recurring Capital Expenditures: The Company defines Recurring Capital Expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress that is expected to have a material impact on the community's operations, including occupancy levels and future rental rates.

Redevelopment Projected Weighted Average Return on Incremental Capital Invested: The projected weighted average return on incremental capital invested for redevelopment projects is NOI as set forth in the definition of Stabilization Period for Redevelopment Yield, less Recurring Capital Expenditures, minus the project's annualized NOI prior to commencing the redevelopment, less Recurring Capital Expenditures, divided by the total cost of the project.

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Stabilization/Stabilized: The Company defines Stabilization/Stabilized as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that have reached Stabilization but are not yet in the same-store portfolio.

Stabilization Period for Development Yield: The Company defines the Stabilization Period for Development Yield as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of the project.

Stabilization Period for Redevelopment Yield: The Company defines the stabilization period for a redevelopment property yield for purposes of computing the Redevelopment Projected Weighted Average Return on Incremental Capital Invested, as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of a project.

Source: Company documents, Nareit and Green Street Advisors.

Stabilized Yield on Developments: The Company calculates expected stabilized yields on development as follows: projected stabilized NOI less management fees divided by budgeted construction costs on a project-specific basis. Projected stabilized NOI for development projects, calculated in accordance with the NOI reconciliation provided on page A-6, is set forth in the definition of Stabilization Period for Development Yield. Given the differing completion dates and years for which NOI is being projected for these communities as well as the complexities associated with estimating other expenses upon completion such as corporate overhead allocation, general and administrative costs and capital structure, a reconciliation to GAAP measures is not meaningful. Projected NOI for these projects is neither provided, nor is representative of Management's expectations for the Company's overall financial performance or cash flow growth and there can be no assurances that forecast NOI growth implied in the estimated construction yield of any project will be achieved.

Management considers estimated Stabilized Yield on Developments as a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company's future performance once stabilized.

Total Return: A stock's dividend income plus capital appreciation, before taxes and commissions.

Total Revenue per Occupied Home: The Company defines Total Revenue per Occupied Home as rental and other revenues, calculated in accordance with GAAP, divided by the product of occupancy and the number of apartment homes.

Management considers Total Revenue per Occupied Home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS: The Company's taxable REIT subsidiary ("TRS") focuses on making investments and providing services that are otherwise not allowed to be made or provided by a REIT.

UPREIT: In the typical umbrella partnership REIT (UPREIT), the partners of the existing partnerships and a REIT become partners in a new partnership termed the operating partnership. For their respective interests in the operating partnership (OP units), the partners contribute the properties from the existing partnership and the REIT contributes the cash proceeds from its public offering. The REIT typically is the general partner and the majority owner of the operating partnership.

After a period of time (often one year), the partners may enjoy the same liquidity of the REIT shareholders by tendering their OP units for redemption for either cash or REIT shares (at the option of the REIT or operating partnership). This redemption may result in the partners incurring the tax deferred at the UPREIT's formation.

YTD Same-Store Communities: The Company defines YTD Same-Store Communities as those communities Stabilized for two full consecutive calendar years. These communities were owned and had stabilized operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP Net income/(loss) per share for full year 2020 and first quarter of 2020 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	Full-Year 2020			
	Low		High	
Forecasted net income per diluted share	$	0.12	$	0.16
Conversion from GAAP share count		(0.01)		(0.01)
Depreciation		2.05		2.05
Noncontrolling interests		0.01		0.01
Preferred dividends		-		-
Forecasted FFO per diluted share and unit	**$**	**2.17**	**$**	**2.21**
Legal and other costs		-		-
Severance costs and other restructuring expense		0.01		0.01
Casualty-related charges/(recoveries)		-		-
Unrealized gain on unconsolidated investments, net of tax		-		-
Forecasted FFO as Adjusted per diluted share and unit	**$**	**2.18**	**$**	**2.22**
Recurring capital expenditures		(0.17)		(0.17)
Forecasted AFFO per diluted share and unit	**$**	**2.01**	**$**	**2.05**

	1Q 2020			
	Low		High	
Forecasted net income per diluted share	$	0.01	$	0.03
Conversion from GAAP share count		-		-
Depreciation		0.51		0.51
Noncontrolling interests		-		-
Preferred dividends		-		-
Forecasted FFO per diluted share and unit	**$**	**0.52**	**$**	**0.54**
Legal and other costs		-		-
Severance costs and other restructuring expense		0.01		0.01
Casualty-related charges/(recoveries)		-		-
Unrealized gain on unconsolidated investments, net of tax		-		-
Forecasted FFO as Adjusted per diluted share and unit	**$**	**0.53**	**$**	**0.55**
Recurring capital expenditures		(0.03)		(0.03)
Forecasted AFFO per diluted share and unit	**$**	**0.50**	**$**	**0.52**

Source: Company documents, Nareit and Green Street Advisors.

Coverage Ratios		Quarter Ended December 31, 2019
Net income/(loss)	$	105,237
Adjustments:		
Interest expense, including costs associated with debt extinguishment		60,435
Real estate depreciation and amortization		143,464
Other depreciation and amortization		1,713
Tax provision/(benefit), net		2
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		(94,459)
EBITDAre	$	216,392
Casualty-related charges/(recoveries), net		1,463
Casualty-related charges/(recoveries) on unconsolidated joint ventures, net		50
Unrealized (gain)/loss on unconsolidated investments		73
Severance costs and other restructuring expense		116
(Income)/loss from unconsolidated entities		(118,486)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		94,459
Management fee expense on unconsolidated joint ventures		(958)
Consolidated EBITDAre - adjusted for non-recurring items	$	193,109
Annualized consolidated EBITDAre - adjusted for non-recurring items	$	772,436
Interest expense, including costs associated with debt extinguishment		60,435
Capitalized interest expense		1,388
Total interest	$	61,823
Cost associated with debt extinguishment		(23,311)
Total interest - adjusted for non-recurring items	$	38,512
Preferred dividends	$	1,031
Total debt	$	4,707,524
Cash		(8,106)
Net debt	$	4,699,418
Consolidated Interest Coverage Ratio - adjusted for non-recurring items		**5.0x**
Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items		**4.9x**
Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items		**6.1x**

Source: Company documents.

In thousands, except per share and unit amounts	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2019	Twelve Months Ended December 31, 2018
Net income/(loss) attributable to common stockholders	$ 96,928	$ 81,168	$ 180,861	$ 199,238
Real estate depreciation and amortization	143,464	106,469	501,257	429,006
Noncontrolling interests	7,278	7,476	14,614	18,436
Real estate depreciation and amortization on unconsolidated joint ventures	12,454	16,040	57,954	61,871
Cumulative effect of change in accounting principle	-	-	-	(2,100)
Net gain on the sale of unconsolidated depreciable property [(1)]	(114,897)	-	(125,407)	-
Net gain on the sale of depreciable real estate owned	-	(65,897)	-	(136,197)
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$ 145,227	$ 145,256	$ 629,279	$ 570,254
Distributions to preferred stockholders - Series E (Convertible) [(2)]	1,031	971	4,104	3,868
FFO attributable to common stockholders and unitholders, diluted	$ 146,258	$ 146,227	$ 633,383	$ 574,122
FFO per weighted average common share and unit, basic	$ 0.46	$ 0.49	$ 2.04	$ 1.95
FFO per weighted average common share and unit, diluted	$ 0.46	$ 0.49	$ 2.03	$ 1.93
Weighted average number of common shares and OP/DownREIT Units outstanding - basic	315,004	294,661	308,020	292,727
Weighted average number of common shares, OP/DownREIT Units, and common stock equivalents outstanding - diluted	318,981	298,321	311,799	297,042
Impact of adjustments to FFO:				
Cost associated with debt extinguishment and other	$ 23,311	$ 2,994	$ 29,594	$ 3,476
Promoted interest on settlement of note receivable, net of tax [(5)]	-	-	(6,482)	-
Legal and other costs [(6)]	-	434	3,660	1,622
Net gain on the sale of non-depreciable real estate owned	-	-	(5,282)	-
Unrealized (gain)/loss on unconsolidated investments, net of tax [(4)]	73	-	(3,300)	-
Joint venture development success fee [(3)]	-	-	(3,750)	-
Severance costs and other restructuring expense	116	114	390	114
Casualty-related charges/(recoveries), net	1,463	(191)	636	2,364
Casualty-related charges/(recoveries) on unconsolidated joint ventures, net	50	-	(374)	-
	$ 25,013	$ 3,351	$ 15,092	$ 7,576
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$ 171,271	$ 149,578	$ 648,475	$ 581,698
FFO as Adjusted per weighted average common share and unit, diluted	$ 0.54	$ 0.50	$ 2.08	$ 1.96
Recurring capital expenditures	(18,101)	(12,516)	(51,246)	(46,915)
AFFO attributable to common stockholders and unitholders, diluted	$ 153,170	$ 137,062	$ 597,229	$ 534,783
AFFO per weighted average common share and unit, diluted	$ 0.48	$ 0.46	$ 1.92	$ 1.80

See pages A-1 through A-11 for definitions and other terms.

(1) In August 2019, UDR announced that it had entered into an agreement with MetLife to acquire the approximately 50% ownership interest not previously owned in 10 UDR/MetLife operating communities with 3,327 homes, one development community and four land parcels valued at $1.1 billion, or $564 million at UDR's share, and to sell its approximately 50% ownership interest in five UDR/MetLife operating communities with 1,001 homes, valued at $646 million, or $323 million at UDR's share, to MetLife. The transaction closed during the fourth quarter of 2019. UDR recognized gains of $114.9 million on the disposition of the five UDR/MetLife JV operating communities.

(2) Series E preferred shares are dilutive for purposes of calculating FFO per share for the three and twelve months ended December 31, 2019 and December 31, 2018. Consequently, distributions to Series E preferred stockholders are added to FFO and the weighted average number of shares are included in the denominator when calculating FFO per common share and unit, diluted.

(3) During the twelve months ended December 31, 2019, UDR earned a development success fee of approximately $3.8 million as a result of meeting specific return thresholds.

(4) During the twelve months ended December 31, 2019, UDR recorded unrealized gains on unconsolidated technology investments, net of tax, of approximately $3.3 million. The estimated tax provision on the unrealized gains for the twelve months ended December 31, 2019, was approximately $1.3 million.

(5) During the twelve months ended December 31, 2019, UDR earned a promoted interest of $8.5 million on the payment of a promissory note receivable from a multifamily technology company. The estimated tax provision on the payment was approximately $2.0 million.

(6) During 1Q19, UDR adopted ASU No. 2016-02, Leases (codified as ASC 842), which changed how UDR recognizes costs incurred to obtain resident and retail leases. Prior to adoption, UDR deferred and amortized over the lease term certain direct leasing costs. Under the updated standard, only those direct costs that are incremental to the arrangement may be deferred and any direct costs to negotiate or arrange a lease that would have been incurred regardless of whether the lease was obtained ("non-incremental costs") shall be expensed as incurred. The standard also provided a practical expedient whereby an entity need not reassess direct costs for any pre-existing leases upon adoption. As such, the adoption of the standard resulted in UDR expensing any new non-incremental costs as incurred and continuing to amortize the pre-existing non-incremental costs deferred upon adoption over the remaining lease terms. The impact for the twelve months ended December 31, 2019 for the amortization expense related to the pre-existing non-incremental costs was $1.1 million, which is backed out for FFO as Adjusted in Legal and other costs.

Source: Company documents.

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates," "projected" and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward looking statements. Such factors include, among other things, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning the availability of capital and the stability of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments and redevelopments, delays in completing lease-ups on schedule or at expected rent and occupancy levels, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning joint ventures and partnerships with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR®